                                                                    EXHIBIT 11.3

                             THERATX, INCORPORATED

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                     (In thousands, except per share data)

                                                                           NINE MONTHS
                                                                              ENDED
                                                                          SEPTEMBER 30,
                                                                               1995
                                                                         ---------------
PRIMARY
 Weighted average common stock outstanding during the period...........      20,202
 Dilutive effect of common stock equivalents...........................         456
                                                                            -------
  Total................................................................      20,658
                                                                            ========

 Income before extraordinary item......................................     $11,004
 Extraordinary item, net of income taxes...............................        (428)
                                                                            -------
 Net income............................................................     $10,576
                                                                            =======
Earnings per share:
 Income before extraordinary item......................................     $  0.53
 Extraordinary item, net of income taxes...............................       (0.02)
                                                                            -------
 Net income............................................................     $  0.51
                                                                            =======
FULLY DILUTED
 Weighted average common stock outstanding during the period...........      20,202
 Dilutive effect of common stock equivalents...........................         456
                                                                            -------
  Total................................................................      20,658
                                                                            =======

 Income before extraordinary item......................................     $11,004
 Extraordinary item, net of income taxes...............................        (428)
                                                                            -------
 Net income............................................................     $10,576
                                                                            =======
Earnings per share:
 Income before extraordinary item......................................     $  0.53
 Extraordinary item, net of income taxes...............................       (0.02)
                                                                            -------
 Net income............................................................     $  0.51
                                                                            =======